                                                                   EXHIBIT 10.13

--------------------------------------------------------------------------------
* Terms denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.
--------------------------------------------------------------------------------


                                                CONFIDENTIAL TREATMENT REQUESTED


                              DISTRIBUTOR CONTRACT

                                    BETWEEN

                             TECH DATA CORPORATION

                                      AND

                                   LANTRONIX

                                                CONFIDENTIAL TREATMENT REQUESTED



                             DISTRIBUTOR AGREEMENT

     THIS AGREEMENT, dated this 25th day of January, 1994 (the "Effective Date"), is between TECH DATA CORPORATION, a Florida corporation ("Tech Data"), and LANTRONIX, ("LANTRONIX").

                              W I T N E S S E T H:

     WHEREAS, Tech Data desires to purchase certain Products from LANTRONIX from time to time; and

     WHEREAS, LANTRONIX desires to sell certain Products to Tech Data in accordance with the terms and conditions set forth in this Agreement; and

     WHEREAS, LANTRONIX desires to appoint Tech Data as its non-exclusive distributor to market Products within the territory defined below;

     NOW, THEREFORE, in consideration of the mutual premises herein contained and other good and valuable consideration, Tech Data and LANTRONIX hereby agree as follows:


                        ARTICLE I. TERM OF AGREEMENT
                        ----------------------------

     1.1  Term of Agreement.  During the term of this Agreement, LANTRONIX will
          -----------------
          provide to Tech Data the Products set forth in Purchase Orders in accordance with the terms and conditions set forth in this Agreement. The term of this Agreement shall commence on the Effective Date and, unless terminated by either party as set forth in this Agreement, shall remain in full force and effect for a term of one (1) year, and will be automatically renewed for successive one (1) year terms unless prior written notification of nonrenewal is received at least thirty
          (30) days prior to the renewal date.

     1.2  Definitions.  The following definitions shall apply to this Agreement.
          -----------
             (a) "Applicable Specification" shall mean the functional performance, operational and compatibility characteristics of a Product agreed upon in writing by the parties or, in the absence of an agreement, as described in applicable Documentation.

             (b) "Documentation" shall mean user manuals, training materials, product descriptions and specifications, technical manuals, license agreements, supporting materials and other printed information relating to the Products, whether distributed in print, electronic, or video format, in effect as of the date of the applicable Purchase Order and incorporated therein by reference.

             (c) "Products" shall mean, individually or collectively as appropriate, hardware, licensed software, Documentation, developed Products, supplies, accessories, and other commodities related to any of the foregoing, as defined in Distributor Price List and attached hereto as Exhibit A.

             (d) "Standard Products" shall mean Products requiring no changes, alterations, or additions, from those Products customarily offered by LANTRONIX, described in brochures and by exhibits.

                   TECH DATA  /S/                VENDOR  /S/
                            -------------              ----------------

                                                CONFIDENTIAL TREATMENT REQUESTED




             (e) "Customized Products" shall mean any Products LANTRONIX must purchase requiring LANTRONIX to perform changes, alterations, assembly, additions or special packaging prior to shipping to Tech Data, as described in brochures and by exhibits.

             (f) "Territory" shall mean the United States of America and its territories and possessions, Canada, and Latin America.

             (g) "Customers" of Tech Data shall include dealers, resellers, commercial Customers, value added resellers and other similar Customers, but shall not include End Users unless specifically set forth in an addendum to the Agreement.

             (h) "End Users" shall mean final retail purchasers or licensees who have acquired Products for their own use and not for resale, remarketing, or redistribution, unless specifically set forth in a separate agreement.

             (i) "Services" means any warranty, maintenance, advertising, marketing or technical support and any other services performed or to be performed by LANTRONIX.

1.3  Appointment as Distributor.  LANTRONIX hereby grants to Tech Data the non-
     --------------------------
     exclusive right to distribute Products during the term of this agreement within the Territory as herein defined. LANTRONIX reserves the right to appoint other authorized distributors. Tech Data will use its best efforts to promote sales of the Products with the Territory.

                          ARTICLE II. PURCHASE ORDERS
                          ---------------------------

2.1  Preparation of Purchase Orders.  From time to time or at Tech Data's
     ------------------------------
     request, LANTRONIX shall inform Tech Data of Products available from LANTRONIX including, but not limited to, replacement Products, new releases, enhancements or versions of existing Products. LANTRONIX shall notify Tech Data at least thirty (30) days prior to the date any new Product is to be introduced and shall make such Product available to Tech Data for distribution no later than the date it is first introduced for distribution in the market place.

2.2  Issuance and Acceptance of Purchase Orders.  Tech Data may purchase and
     ------------------------------------------
     LANTRONIX shall sell to Tech Data, Products as described below:

             (a) Tech Data may issue to LANTRONIX one or more purchase orders identifying the Products Tech Data desires to purchase from LANTRONIX. Each Purchase Order may include other terms and conditions which are consistent with the terms and conditions of this Agreement, or which are necessary to place a Purchase Order, such as billing and shipping information, required delivery dates, delivery locations, and the purchase price or charges for Products, including any discounts or adjustments for special marketing programs. Purchase orders may be placed by Tech Data by fax or electronically transferred and followed by a written confirmation within five (5) working days.

                   TECH DATA  /S/                VENDOR  /S/
                            -------------              ----------------

                                                CONFIDENTIAL TREATMENT REQUESTED


             (b) A Purchase Order shall be deemed accepted by LANTRONIX unless LANTRONIX notifies Tech Data in writing within five (5) days after receiving the Purchase Order that LANTRONIX does not accept the Purchase Order.

             (c) LANTRONIX shall accept Purchase Orders from Tech Data for additional Products which Tech Data is contractually obligated to furnish to its Customers and does not have in its inventory upon the termination of this Agreement; provided Tech Data notifies LANTRONIX of any and all such transactions in writing within sixty
             (60) days after the termination date. Tech Data must provide along with written notification, proof of such contracts and valid purchase order to satisfy such contract with ship dates within sixty (60) days of the termination of the contract.

             (d) This agreement shall not obligate Tech Data to purchase any Products or services except as specifically set forth in a written purchase order.

2.3  Purchase Order Alterations or Cancellations.  Within fifteen (15) days of
     -------------------------------------------
     ship date of Standard Products, LANTRONIX shall accept an alteration or cancellation to a Purchase Order in order to: (i) change a location for delivery, (ii) modify the quantity or type of Products to be delivered or
     (iii) correct typographical or clerical errors. Tech Data may not alter or cancel any Purchase Order for Customized Products after such time as the Products have been altered to a point where such Products are no longer capable of resale by LANTRONIX after reasonable efforts.

2.4  Evaluation or Demonstration Purchase Orders.  Tech Data may issue Purchase
     -------------------------------------------
     Orders in order to evaluate Products or for use as Demonstration Products at no charge for thirty (30) days with LANTRONIX approval and specified as "evaluation" on purchase order. After evaluation or when such Products are no longer needed for demonstration, Tech Data shall have the option to purchase the Products or to return such Products to LANTRONIX at Tech Data's expense.

2.5  Product Shortages.  If for any reason LANTRONIX's production is not on
     -----------------
     schedule, LANTRONIX agrees to allocate Product to Tech Data's orders based upon a percentage equal to the same percentage as LANTRONIX's like Customers purchasing like volume of same Products.

                          ARTICLE III.  DELIVERY AND
                          --------------------------
                            ACCEPTANCE OF PRODUCTS
                            ----------------------

3.1  Subsidiaries.  LANTRONIX understands and acknowledges that Tech Data may
     ------------
     obtain Products in accordance with this Agreement for the benefit of subsidiaries of Tech Data. Upon prior approval from LANTRONIX subsidiaries of Tech Data shall be entitled to obtain Products directly from LANTRONIX pursuant to this Agreement.

3.2  Acceptance of Products.  Tech Data shall, after a reasonable time to
     ----------------------
     inspect each shipment, accept each Product on the date (the "Acceptance Date") when such Products and all necessary documentation are delivered to Tech Data in accordance with the Purchase Order and the Product specifications. Any Products not ordered or not otherwise in accordance with the purchase order, such as mis-shipments, overshipments will be returned to LANTRONIX at LANTRONIX's

                   TECH DATA  /S/                VENDOR  /S/
                            -------------              ----------------

                                                CONFIDENTIAL TREATMENT REQUESTED


     expense (including without limitation costs of shipment) and shall promptly refund to Tech Data all monies paid in respect to such Products. Tech Data shall not be required to accept partial shipment unless Tech Data agrees prior to shipment.

     Tech Data shall have the ability to return for credit products which have boxes that are or become damaged, unless such damage was caused by Tech Data or for which damages Tech Data can be reimbursed by their insurance carrier. An offsetting purchase order will be placed for all bad box returns and Tech Data shall be responsible for freight cost.

3.3  Defective Products.  In the event any Products are received in a defective
     ------------------
     condition or not in accordance with LANTRONIX's published specifications or the documentation relating to such Products, Tech Data's Customer or end user should contact LANTRONIX directly and LANTRONIX will respond by providing free technical support, suggestions to getting the Product to operate accordingly and handling of the DOA Product. Should a Customer of Tech Data or an end user want to deal direct with Tech Data, Tech Data may return the Products to LANTRONIX for full credit. Products shall be deemed defective if the Product, or any portion of the Product, fails to operate properly on initial "burn in", boot, or use as applicable. Tech Data shall have the right to return any such Products that are returned to Tech Data from its Customers or End Users within days (60) (30) days of the Products' initial delivery date to the end-user.

3.4  Transportation of Products.  LANTRONIX shall deliver the Products to Tech
     --------------------------
     Data at the location shown and on the delivery date set forth in the applicable Purchase Order or as otherwise agreed upon by the parties. Charges for transportation of the Products shall be paid by Tech Data. LANTRONIX shall use only those common carriers preapproved by Tech Data or listed in Tech Data's published routing instructions, unless prior written approval of Tech Data is received.

3.5  Title and Risk of Loss.  FOB Irvine, CA.  Title to Products shall pass to
     ----------------------
     Tech Data at the time that the Products are delivered to the common carrier. All risk of loss or damage to the Products shall be borne by LANTRONIX until delivery of such Products to the common carrier.

3.6  Resale of Products by Tech Data.  During the term of this Agreement, Tech
     -------------------------------
     Data may market, promote, distribute and resell Products to Customers of Tech Data, either directly or through its subsidiaries, in accordance with the following terms and conditions:

             (a) LANTRONIX shall extend to Tech Data and each Customer of Tech Data the same warranties and indemnifications, with respect to Products purchased and resold hereunder as LANTRONIX extends to its end-user Customers. The term of warranties and indemnities extended by LANTRONIX to an End User shall commence upon delivery of the Product to the End User.

             (b) LANTRONIX shall make available at no charge to Tech Data and the Customers of Tech Data all training, technical support and other services at no charge to either party related to the Products that are currently offered or that may be offered by LANTRONIX to any other comparable domestic distributor. LANTRONIX also agrees to provide Tech Data a designated telephone support representative at no charge. Technical Support from the hours of 9 a.m. to 6 p.m. EST and Sales Support from the hours of 7 a.m. to 5 p.m. PST.

                   TECH DATA  /S/                VENDOR  /S/
                            -------------              ----------------

                                                CONFIDENTIAL TREATMENT REQUESTED


             (c) LANTRONIX shall provide at no charge to Tech Data and the Customers of Tech Data, reasonable sales training, marketing support, advertising materials and technical training in connection with the resale of products as are currently offered or that may be offered by LANTRONIX to any other comparable domestic distributor. Tech Data reserves the right to charge LANTRONIX for such services as mutually agreed upon in writing.

             (d) Tech Data is hereby authorized to use trademarks and trade names of LANTRONIX and third parties used in connection with the Products, advertising, promoting or distributing the Products. Tech Data recognizes LANTRONIX or other third parties may have rights or ownership of certain trademarks, trade names and patents associated with the Products. Tech Data will act consistently with such rights, and Tech Data shall comply with any reasonable, written guidelines when provided by LANTRONIX or third parties relating to such trademark or trade name usage. Tech Data will notify LANTRONIX of any infringement of which Tech Data has actual knowledge. Tech Data shall discontinue use of LANTRONIXs' trademarks or trade names upon termination of this agreement, except as may be needed to sell or liquidate any final inventories of Product.

             (e) LANTRONIX shall clearly mark each unit package with the serial number, product description and industry standard machine readable bar code.

3.7  Inventory Adjustment.  Open ended inventory adjustment will be accepted
     --------------------
     during the initial three (3) months of the Contract. Thereafter LANTRONIX agrees to accept, on a calendar quarter basis as outlined in LANTRONIX's Stock Rotation Policy attached as Exhibit C, a shipment of Product purchased within the last * * (*) * and in original sealed cartons returned by Tech Data and to credit Tech Data's account in the amount of the net price paid by Tech Data less any discounts or credits taken (except for prepay or early pay discounts) therefore (the "Return Credit"), provided that Tech Data places an offsetting purchase order of equal or greater value shippable within * (*) *. Return charges to be paid by Tech Data.

     In addition, Tech Data shall have the right to return for full credit, less any discounts or credits received (except for prepay or early pay discounts) without limitation as to the dollar amount, all Products purchased within the last twelve (12) months and in original sealed cartons, that become obsolete or LANTRONIX discontinues or are removed from LANTRONIX's current price list; provided Tech Data returns such Products within ninety (90) days after Tech Data receives written notice that such Products are obsolete, discontinued or are removed from LANTRONIX's price list.

3.8  Time of Performance.  Time is hereby expressly made of the essence with
     -------------------
     respect to each and every term and provision of this agreement.

3.9  Quality Control.  LANTRONIX shall test and inspect Products prior to
     ---------------
     shipment. LANTRONIX's standard inspection records, and a report setting forth product defect percentage rates are to be maintained by LANTRONIX and made available to Tech Data upon request with reasonable notice or, at the option of Tech Data, on a quarterly basis.

                   TECH DATA  /S/                VENDOR  /S/
                            -------------              ----------------

                                                CONFIDENTIAL TREATMENT REQUESTED

                           ARTICLE IV.  WARRANTIES,
                           ------------------------
                          INDEMNITIES AND LIABILITIES
                          ---------------------------

4.1  Warranty.  LANTRONIX hereby represents and warrants that it has not entered
     --------
     into any agreements or commitments which are inconsistent with or in conflict with the rights granted to Tech Data herein; the Products shall be free and clear of all liens and encumbrances; Tech Data and its Customers and end-users shall be entitled to use the Products without disturbance; the Products will be free from latent and patent defects in design, materials, and workmanship for a period of five (5) years from date of delivery to the end-user; the Products have been listed with Underwriters' Laboratories whenever such listing is available; the Products meet all FCC requirements; the Products do and will conform to all codes, laws or regulations, are merchantable and fit for their intended user, and the Products conform in all respects to the Product warranties. LANTRONIX shall supply Tech Data, at no additional charge, all services, parts or replacement Products necessary for LANTRONIX to comply with its Product warranties. LANTRONIX agrees that Tech Data shall be entitled to pass through to Customers of Tech Data and End Users of the Products all warranties granted by LANTRONIX. LANTRONIX represents that the Product warranties shall also include those set forth in literature, specifications, documentation, advertising and printed material distributed by LANTRONIX. LANTRONIX shall indemnify and hold Tech Data, its subsidiaries, Customers and end-users and their respective successors, officers, directors, employees and agents harmless from and against all actions, claims, losses, damages, liabilities, awards, costs and expenses (including a reasonable attorney's fee) resulting from or arising out of any breach or claimed breach of the foregoing warranties.

4.2  Proprietary Rights Indemnification.  LANTRONIX hereby represents and
     ----------------------------------
     warrants that LANTRONIX has all right, title, ownership interest and/or marketing rights necessary to provide the Products to Tech Data, and Products and their sale and use hereunder do not infringe upon any copyright, patent, trade secret or other proprietary or intellectual property right of any third party, and that there are no suits or proceeding, pending or threatened alleging any such infringement. LANTRONIX shall indemnify and hold Tech Data, Tech Data's related and/or subsidiary companies, Tech Data's Customers and End Users and their respective successors, officers, directors, employees and agents harmless from and against any and all actions, claims, losses, damages, liabilities, awards, costs and expenses, including but not limited to LANTRONIX's manufacture, sale, offering for sale, distribution, promotion or advertising of the Products supplied under this Agreement (including attorney's fees) which they or any of them incur or become obligated to pay resulting from or arising out of any breach or claimed breach of the foregoing warranty, or by reason of any acts that may be committed suffered or permitted by LANTRONIX. LANTRONIX shall defend and settle, at its expense, all suits or proceedings arising therefrom. Tech Data shall inform LANTRONIX of any such suit or proceeding against Tech Data and shall have the right to participate in the defense of any such suit or proceeding at Tech Data's expense and through counsel of Tech Data's choosing. In the event an injunction is sought or obtained against the use of a Product or in Tech Data's opinion is likely to be sought or obtained, LANTRONIX shall within ninety (90) days of receipt of notice, at its option and expense, either
     (i) procure for Tech Data, its Customers and Product End Users the right to continue to use the infringing Product as set forth in this Agreement, or
     (ii) replace, to the extent Products are available, or modify the infringing Product to make its use non-infringing while being capable of performing the same function without degradation of performance. LANTRONIX shall have no

                   TECH DATA  /S/                VENDOR  /S/
                            -------------              ----------------

                                                CONFIDENTIAL TREATMENT REQUESTED


     liability under this Section for any infringement based on the use of any equipment or software, if the equipment or software is used in a manner or with equipment for which it was not reasonably intended, or if the equipment or software is used in an infringing process. LANTRONIX's obligations hereunder shall survive termination of this Agreement.

4.3  Cross Indemnification.  In the event any act or omission of either party or
     ---------------------
     its employees, servants, agents or representatives causes or results in (i) loss, damage to or destruction of property of the other party or third parties, and/or (ii) death or injury to persons including, but not limited to, employees or invitees of either party, then such party shall indemnify, defend and hold the other party harmless from and against any and all claims, actions, damages, demands, liabilities, costs and expenses, including reasonable attorneys' fees and expenses, resulting therefrom. The indemnifying party shall pay or reimburse the other party promptly for all such loss, damage, destruction, death or injury.

4.4  Insurance.
     ---------

     (a) The parties shall be responsible for providing Workman's Compensation insurance on its employees.

     (b) Without in any way limiting LANTRONIX's indemnification obligations as set forth in this Agreement, LANTRONIX shall maintain Comprehensive General Liability (Bodily Injury and Property Damage) Insurance in such amounts as is satisfactory to Tech Data, including the following supplementary coverage:

          (1) Personal Injury Liability with "employee" and "contractual" exclusions deleted;

          (2)  Product and Completed Operations Liability;

          (3) LANTRONIX shall provide certificates of all coverage to Tech Data naming Tech Data as additional insured and requiring thirty (30) days prior notice to Tech Data before termination of any such insurance.

4.5  Limitation of Liability.  NEITHER PARTY SHALL BE LIABLE TO THE OTHER
     -----------------------
     PURSUANT TO THIS AGREEMENT FOR AMOUNTS REPRESENTING LOSS OF PROFITS, LOSS OF BUSINESS OR INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES OF THE OTHER PARTY.

4.6  Unauthorized Representations.  Tech Data shall have no authority to alter
     ----------------------------
     or extend any of the warranties of LANTRONIX expressly contained or referred to in this Agreement without prior written approval of LANTRONIX.

4.7 LANTRONIX shall bear all costs of shipping and risk of loss of in-warranty Products to LANTRONIX's location and Tech Data or Tech Data's Customer shall pay freight charges for replacement Product back to Tech Data or Tech Data's Customer.

                   TECH DATA  /S/                VENDOR  /S/
                            -------------              ----------------

                                                CONFIDENTIAL TREATMENT REQUESTED


4.8  Disclaimer of Warranties.  LANTRONIX has made expressed warranties in this
     ------------------------
     Agreement and in documentation, promotional and advertising materials. EXCEPT AS SET FORTH HEREIN OR THEREIN, LANTRONIX DISCLAIMS ALL WARRANTIES WITH REGARD TO THE PRODUCTS.

                       ARTICLE V.  PAYMENT TO LANTRONIX
                       --------------------------------

5.1  Charges, Prices and Fees for Products.  Charges, prices, quantities and
     -------------------------------------
     discounts, it any, for Products shall be determined as set forth in Exhibit A, or as otherwise agreed upon by the parties, and may be confirmed at the time or order. In no event shall charges exceed LANTRONIX's then current established charges. LANTRONIX shall have the right to increase prices from time to time, upon written notice to Tech Data not less than thirty (30) days prior to the effective date of such increase. All orders placed prior to the effective date of the increase, for shipment within sixty (60) days after the effective date, shall be at the old price. Tech Data shall not be bound by any of LANTRONIX's suggested prices.

5.2  Most Favored Pricing and Terms.  LANTRONIX represents that the prices
     ------------------------------
     charged and the terms offered to Tech Data are and will be at least as low as those charged or offered by LANTRONIX to any of its other comparable domestic distributors. If LANTRONIX offers price discounts, promotional discounts or other special prices to its other comparable domestic distributors, Tech Data shall also be entitled to participate and receive notice of the same no later than other comparable domestic distributors.

5.3  Payment.  Except as otherwise set forth herein, any undisputed sum due to
     -------
     LANTRONIX pursuant to this Agreement shall be payable as follows, 2%-15 from the postmark date of Tech Data's transmittal, and such postmark date must be no greater than fifteen (15) days subsequent to LANTRONIX's invoice date, net thirty (30) days after the invoice receipt. LANTRONIX shall invoice Tech Data no earlier than the applicable shipping date for the Products covered by such invoice. The due date for payment shall be extended for the disputed amount only, during any time the parties have a bona fide dispute concerning such payment. Notwithstanding anything herein to the contrary, for the initial order only, payment terms shall be net sixty (60) days and Tech Data may return any of the initial order for credit.

5.4  Taxes.  LANTRONIX shall directly reimburse Tech Data for all taxes,
     -----
     assessments, permits and fees, however designated which are levied upon this Agreement or the Products, excluding franchise taxes, sales or other use taxes and taxes based upon Tech Data's income.

5.5  Price Protection.  LANTRONIX shall grant to Tech Data a retroactive price
     ----------------
     credit for the full amount of any LANTRONIX price decrease on all Products on order, in transit and in its inventory on the effective date of such price decrease. Tech Data shall, within thirty (30) days after receiving written notice of the effective date of the price decrease, provide a list of all Products for which it claims a credit. LANTRONIX shall have the right to a reasonable audit at LANTRONIX's expense. All orders scheduled for shipment or in transit to Tech Data at the time of notice of the price decrease shall be adjusted to the decreased price.

                   TECH DATA  /S/                VENDOR  /S/
                            -------------              ----------------

                                                CONFIDENTIAL TREATMENT REQUESTED


5.6  Invoices.  A "correct" invoice shall contain (i) LANTRONIX's name and
     --------
     invoice date, (ii) a reference to the Purchase Order or other authorizing document, (iii) separate descriptions, unit prices and quantities of the Products actually delivered, (iv) credits (if applicable), (v) shipping charges, (vi) name (where applicable), title, phone number and complete mailing address of responsible official to whom payment is to be sent, and
     (vii) other substantiating documentation or information as may reasonably be required by Tech Data from time to time.

5.7  Advertising Credit.  LANTRONIX shall offer on a case by case basis
     ------------------
     advertising credits, co-op programs or other promotional programs or incentives to Tech Data as it offers its other comparable domestic distributors, then Tech Data shall have the right at Tech Data's option, to participate in such programs. LANTRONIX shall attach a copy of its co-op program hereto.

5.8  LANTRONIX Reports.  LANTRONIX shall, if requested, render monthly reports
     -----------------
     to Tech Data setting forth the separate Products, dollars invoiced for each Product, and total dollars invoiced to Tech Data for the month, and such other information as Tech Data may reasonably request.

5.9  Tech Data Reports.  Tech Data shall, if requested, render monthly sales out
     -----------------
     reports on diskette, in ASCII Comma Delimited Format within ten (10) working days of the following month. Information provided will include:
     Month and year sales activity occurred, internal product number (assigned by Tech Data), written description, State and zip-code of Resellers location, unit cost (distributor's cost at quantity 1), quantity and extended cost (cost times quantity). A monthly inventory report, will be provided on a paper format once a month within ten (10) working days of the following month. The reports will be delivered to the LANTRONIX at different times in the month.

5.10 LANTRONIX agrees that for the term of this Agreement, LANTRONIX shall provide financial summary statements annually and semi annually upon request.

                           ARTICLE VI.  TERMINATION
                           ------------------------

6.1  Termination.  Either party may terminate this agreement, with or without
     -----------
     cause, upon giving the other party thirty (30) days prior written notice. In the event that either party materially or repeatedly defaults in the performance of any of its duties or obligations set forth in this Agreement, and such default is not substantially cured within thirty (30) days after written notice is given to the defaulting party specifying the default, then the party not in default may, by giving written notice thereof to the defaulting party, terminate this Agreement or the applicable Purchase Order relating to such default as of the date specified in such notice of termination.

6.2  Termination for Insolvency or Bankruptcy.  Either party may immediately
     ----------------------------------------
     terminate this Agreement and any Purchase Order by giving written notice to the other party in the event of (i) the liquidation or insolvency of the other party, (ii) the appointment of a receiver or similar officer for the other party, (iii) an assignment by the other party for the benefit of all or substantially all of its creditors, (iv) entry by the other party into an agreement for the composition, extension, or readjustment of all or substantially all of its obligations, or (v) the

                   TECH DATA  /S/                VENDOR  /S/
                            -------------              ----------------

                                                CONFIDENTIAL TREATMENT REQUESTED


     filing of a meritorious petition in bankruptcy by or against the other party under any bankruptcy or debtors' law for its relief or reorganization.

6.3  Rights Upon Termination.  Termination of any Purchase Order or this
     -----------------------
     Agreement shall not affect LANTRONIX's right to be paid for undisputed invoices for Products already shipped. The termination of this Agreement shall not affect any of LANTRONIX's warranties, indemnifications or obligations relating to returns, credits or any other matters set forth in this agreement that are to survive termination in order to carry out their intended purpose, all of which shall survive this Agreement. Upon termination of this Agreement, Tech Data shall discontinue holding itself out as a distributor of LANTRONIX's Products. The expiration of the term of this Agreement shall not affect the obligations of either party to the other party pursuant to any Purchase Order previously forwarded to LANTRONIX and scheduled to ship on or before the termination date.

6.4  Repurchase of Products Upon Termination.  Upon the effective date of
     ---------------------------------------
     termination of this Agreement for any reason, LANTRONIX agrees to repurchase the Products in Tech Data's inventory in their original packaging and purchased within the last * * (*) *. LANTRONIX will repurchase the Products at the original net purchase price; less any discounts or credits received (except for prepay or early pay discounts) provided that the Products have been unopened and are in their original factory sealed packages. Tech Data shall submit to LANTRONIX, within * (*)
     * after termination, the quantity of Product that Tech Data wishes LANTRONIX to repurchase. In such event LANTRONIX shall issue a Return Authorization to Tech Data for all such Products; provided, however, that LANTRONIX shall accept returned Products in accordance with this Section absent a Return Authorization if LANTRONIX fails to issue said Return Authorization within five (5) working days of Tech Data's request. LANTRONIX shall credit any outstanding balances owed to Tech Data and remit in the form of a check to Tech Data the remaining dollar amount of the Product returned within ten (10) days of receipt of the Product. Special order or customized Products shall not be eligible for repurchase pursuant to this section.

                          ARTICLE VII.  MISCELLANEOUS
                          ---------------------------

7.1  Binding Nature, Assignment, and Subcontracting.  This Agreement shall be
     ----------------------------------------------
     binding on the parties and their respective successors and assigns, but neither party shall have the power to assign this Agreement without the prior written consent of the other party.

7.2  Counterparts.  This Agreement may be executed in several counterparts, all
     ------------
     of which taken together shall constitute one single agreement between the parties.

7.3  Headings.  The Article and Section headings used in this Agreement are for
     --------
     reference and convenience only and shall not enter into the interpretation hereof.

7.4  Relationship of Parties.  Tech Data is performing pursuant to this
     -----------------------
     Agreement only as an independent contractor. Nothing set forth in this Agreement shall be construed to create the relationship of principal and agent between Tech Data and LANTRONIX. Neither party shall act or represent itself, directly or by implication, as an agent of the other party.

                   TECH DATA  /S/                VENDOR  /S/
                            -------------              ----------------

                                                CONFIDENTIAL TREATMENT REQUESTED


7.5  Confidentiality.  Each party acknowledges that in the course of performance
     ---------------
     of its obligations pursuant to this Agreement, it may obtain certain confidential and/or proprietary information. Each party hereby agrees that all such information communicated to it by the other party, its subsidiaries, or Customers, whether before or after the effective date, shall be and was received in strict confidence and identified as confidential, shall be used only for purposes of this Agreement, and shall not be disclosed without the prior written consent of the other party, except as may be necessary by reason of legal, accounting or regulatory requirements beyond either party's reasonable control. The provisions of this Section shall survive the term or termination of this Agreement for any reason.

7.6  Arbitration.  Any disputes arising under this Agreement shall be submitted
     -----------
     to arbitration in accordance with such rules as the parties jointly agree. If the parties are unable to agree on arbitration procedures, arbitration shall be conducted in Pinellas County, Florida in accordance with the rules of the American Arbitration Association. Any such award shall be final and binding upon both parties.

7.7  Notices.  Wherever one party is required or permitted to give notice to the
     -------
     other pursuant to this Agreement, such notice shall be deemed given when delivered via Federal Express, or when mailed by registered or certified mail, return receipt requested, postage prepaid, and addressed as follows:


     In the Case of LANTRONIX:                                   In the Case of Tech Data:
     ---------------------------------------------     ------------------------------------------------
     Lantronix Corporation                                    Tech Data Corporation
     15353 Barranca Parkway                                   5350 Tech Data Drive
     Irvine, CA 92718                                         Clearwater, FL 34620
     Attn:  Brad Freeburg                                     Attn:  Jennifer M. Dougan
            President                                                Director of Marketing
     cc:    John Galloghly                                           Operations
            VP Finance & Administration                       cc:    Debi A. Schwatka
                                                           Contracts Administrator

All other notices as related to pricing, new Product introductions, promotions, etc. shall be deemed given when delivered via fax or mail.

Either party may from time to time change its address for notification purposes by giving the other party written notice of the new address and the date upon which it will become effective.

7.8  Force Majeure.  The term "Force Majeure" shall be defined to include fires
     -------------
     or other casualties or accidents, acts of God, severe weather conditions, strikes or labor disputes, war or other violence, or any law, order, proclamation, regulation, ordinance, demand or requirement of any governmental agency.

             (a) A party whose performance is prevented, restricted or interfered with by reason of a Force Majeure condition shall be excused from such performance to the extent of such Force Majeure condition so long as such party provides the other party with prompt written notice

                   TECH DATA  /S/                VENDOR  /S/
                            -------------              ----------------

                                                CONFIDENTIAL TREATMENT REQUESTED


             describing the Force Majeure condition immediately continues performance whenever and to the extent such causes are removed.

             (b) If, due to a Form Majeure condition, the scheduled time of delivery or performance is or will be delayed for more than ninety
             (90) days after the scheduled date, the party not relying upon the Force Majeure condition may terminate, without liability to the other party, any Purchase Order or portion thereof covering the delayed Products.

7.9   Return Material Authorization Numbers.  LANTRONIX is required to issue a
      -------------------------------------
      Return Material Authorization Number (RMA) to Tech Data within forty-eight
      (48) hours of Tech Data's valid request, may not accept returned Product absent a Return Material Authorization Number. The net purchase price, minus any adjustments (except for prepay or early pay discounts) of such Products returned to LANTRONIX shall be credited to Tech Data's account.

7.10  Credits to Tech Data.  In the event any provisions of this Agreement or
      --------------------
      any other agreement between Tech Data and LANTRONIX require that LANTRONIX grant credits to Tech Data's account, and such credits are not received within thirty (30) days then, all such credits shall become effective immediately upon notice to LANTRONIX. In such event, Tech Data shall be entitled to deduct any such credits from the next monies owed to LANTRONIX. In the event credits exceed any balances owed by Tech Data to LANTRONIX, then LANTRONIX shall issue a check payable to Tech Data within thirty (30) days of such notice.

7.11  Severability.  If, but only to the extent that, any provision of this
      ------------
      Agreement is declared or found to be illegal, unenforceable or void, then both parties shall be relieved of all obligations arising under such provision, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision, to the extent necessary to make it legal and enforceable while preserving its intent.

7.12  Waiver.  A waiver by either of the parties of any covenants, conditions or
      ------
      agreements to be performed by the other or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant, condition or agreement herein contained.

7.13  Remedies.  All remedies set forth in this Agreement shall be cumulative
      --------
      and in addition to and not in lieu of any other remedies available to either party at law, in equity or otherwise, and may be enforced concurrently or from time to time.

7.14  Survival of Terms.  Termination or expiration of this Agreement for any
      -----------------
      reason shall not release either party from any liabilities or obligations set forth in this Agreement which (i) the parties have expressly agreed shall survive any such termination or expiration, or (ii) remain to be performed or by their nature would be intended to be applicable following any such termination or expiration.

7.15  Non-exclusive Market and Purchase Rights.  It is expressly understood and
      ----------------------------------------
      agreed that this Agreement does not grant to LANTRONIX or Tech Data an exclusive right to purchase or sell Products and shall not prevent either party from developing or acquiring other Vendors or Customers or competing Products.

                   TECH DATA  /S/                VENDOR  /S/
                            -------------              ----------------

                                                CONFIDENTIAL TREATMENT REQUESTED


7.16  Specifications and Drawing.  LANTRONIX agrees to provide upon Tech Data's
      --------------------------
      request, at no charge to Tech Data, reasonable quantities as requested by Tech Data of the following: (1) the specifications, (2) published user instructions, manuals and other training materials, and (3) current manuals covering installation, operation and complete maintenance of the Products. Tech Data shall have the right to copy or reproduce the foregoing materials for use in connection with Tech Data's use or sale of the Products.

7.17  Entire Agreement.  This Agreement, including any Exhibits and documents
      ----------------
      referred to in this Agreement or attached hereto, constitutes the entire and exclusive statement of Agreement between the parties with respect to its subject matter and there are no oral or written representations, understandings or agreements relating to this Agreement which are not fully expressed herein.

7.18  Governing Law.  This Agreement shall have Florida as its situs and shall
      -------------
      be governed by and construed in accordance with the laws of the State of Florida.

7.19  Software Licenses.  Whenever the Products described in this Agreement
      -----------------
      shall include software licenses, LANTRONIX hereby grants to Tech Data a non-exclusive license to market, demonstrate and distribute the software to Customers of Tech Data. Tech Data agrees to comply with LANTRONIX's reasonable software license agreements, and agrees to use reasonable efforts to protect LANTRONIX's software, including using reasonable efforts to avoid allowing Customers, individuals or employees to make any unauthorized copies of LANTRONIX's licensed software; to modify, disassemble or decompile any software; to remove, obscure or alter any notice of patent, trademark, copyright or trade name; or authorize any person to do anything that Tech Data is prohibited from doing under this Agreement. Provided, however, LANTRONIX shall provide Tech Data with copies of appropriate software and documentation, at no charge, for the purpose of effectively demonstrating equipment to Customers. This demonstration software shall be updated as appropriate to insure that current software is available for sales demonstration. Tech Data acknowledges that no title or ownership of the proprietary rights to any software is transferred by virtue of this Agreement. Tech Data will use reasonable efforts to protect LANTRONIX's rights under this section but Tech Data is not authorized and shall not be required to instigate legal action on behalf of LANTRONIX or its suppliers against third parties for infringement. Tech Data will notify LANTRONIX of any infringement of which it has actual knowledge.

                   TECH DATA  /S/                VENDOR  /S/
                            -------------              ----------------

                                                CONFIDENTIAL TREATMENT REQUESTED


     IN WITNESS WHEREOF, the parties have each caused this Agreement to be signed and delivered by its duly authorized officer or representative as of the Effective Date.

LANTRONIX                           TECH DATA CORPORATION

By: /S/                             By:   /S/
    --------------------------      --------------------------------------
Printed Name: Brad Freeburg         Printed Name: PEGGY K. CALDWELL

Title: President                    Title: Senior Vice President Marketing
       -----------------------             -------------------------------

Date: 12-22-1993                    Date: 1/25/94
      ------------------------            --------------------------------

                   TECH DATA  /S/                VENDOR  /S/
                            -------------              ----------------

                                                CONFIDENTIAL TREATMENT REQUESTED



                                MDF REQUIREMENTS
                                   LANTRONIX

     To increase the effectiveness of advertising and sales promotions Tech Data has developed the following advertising requirements:

HOW CO-OP IS EARNED:

  . Moneys are approved or disapproved on a discretionary manner, based on the plans and programs agreed upon by both companies.

HOW CO-OP IS SPENT:

  . Tech Data will be reimbursed for 100% of the approved cost for ads or promotions that feature vendor products.

HOW CO-OP IS CLAIMED:
  . Claims for co-op will be submitted to vendor within 60 days of the event date.

  . Claims for co-op will be submitted with a copy of vendor prior approval and proof of performance.

Accepted:

     /S/
-------------------------------------

Name: Brad Freeburg
      -------------------------------

Title: President
       ------------------------------

Date: 12-22-1993
      -------------------------------

                   TECH DATA  /S/                VENDOR  /S/
                            -------------              ----------------

                                                CONFIDENTIAL TREATMENT REQUESTED

                             LANTRONIX Exhibit (C)

                             Tech Data Corporation
                             ---------------------

================================================================================
                       Stock Rotation Policy & Procedure
================================================================================

                           LANTRONIX SUPPORT POLICY

1. Lantronix will allow quarterly stock rotations of a dollar value of less than or equal to *% of net purchases of the previous 90 days. Distributor offsetting purchase order must be non-cancellable, non-reschedulable and of equal or greater value than return and must be shippable within same calendar quarter.

2. Lantronix will provide Distributor, within the initial three months of this Agreement, the right to rotate up to 100% of the initial stocking order. Distributor will in turn provide Lantronix with a non-cancellable, non-reschedulable purchase order shippable within current quarter of a total dollar amount equal to or greater than the approved Stock Rotation dollar total.

3. Lantronix will rotate up to 100% of NEW products announced within six months of Lantronix's ship date. Distributor will be allowed to rotate with offsetting order without being penalized by subtraction from eligible stock rotation dollars, however purchases of new products that are rotated under this clause will not be included when calculating standard stock rotation eligibility.


                             TIMING AND PROCEDURE

1. Lantronix will only rotate Distributor Inventory four times per year on the calendar quarter.

Qtr. End              Ltr. of Eligibility           RMA Req. &             RMA # Issued         Return Prod
Effective Date                                  Offset Purch Order                                  Shipped
------------------------------------------------------------------------------------------------------------
March 31                   April 10                 April 30                 April 30              May 15
June 30                    July 10                  July 25                  July 31               Aug 15
Sept 30                    Oct 10                   Oct 25                   Oct 31                Nov 15
Dec 30                     Jan 10                   Jan 25                   Jan 31                Feb 15

2. Lantronix will only rotate new, unsold and unopened products received within the previous 200 days as originally received from Lantronix.

3. Lantronix will not rotate products shipped to the Distributor more than one year prior to the effective date of the rotation.

4. By the 10th day of the first month following Quarter End, Lantronix Distribution Manager will mail a Letter of Eligibility to advise Distributor of the forthcoming Stock Rotation and accrued dollars.

                                                CONFIDENTIAL TREATMENT REQUESTED



                             DISTRIBUTOR AGREEMENT
                               GOVERNMENT SALES
                                   ADDENDUM

     This Addendum is entered into between Tech Data Corporation, with its principal place of business at 5350 Tech Data Drive, Clearwater, Florida 34620 ("Tech Data") and Lantronix with its principal place of business at 15353 Barranca Place, Irvine, California 92618 ("VENDOR").

                                   RECITALS

A. Tech Data and VENDOR entered into a Distributor Agreement on the 1st day of October, 1996 (the "Distributor Agreement") pursuant to which VENDOR provides certain of Vendor's personal computer software and/or hardware products (the "Products") to Tech Data and Tech Data distributes the Products to its customers for resale to end-users.

B. Certain of Tech Data's customers are involved in the sale of personal computer software and hardware products to Federal, State and Local Governments and Government funded Educational Institutions and their various agencies and departments (the "Government").

C. VENDOR desires to promote and enhance sale of VENDOR'S Products to the Government and Tech Data is willing to assist VENDOR by providing services to promote VENDOR'S Products to Tech Data's customers bidding on Government business on the terms and conditions of this Addendum.

     NOW, THEREFORE, in consideration of the Recitals and the mutual covenants contained herein, the parties agree as follows:

     1.    Tech Data Services.  Tech Data agrees to provide the following
           ------------------
services and support relating to the sale of VENDOR'S Products to Tech Data's customers for resale to the Government:

           (a) Government Point-of-Sale Report. Tech Data shall provide to VENDOR a Point-of-Sale Report showing sales of Products to Tech Data's customers which Tech Data has been advised are to fulfill Government orders and for which Tech Data is seeking a service discount under section 2 of this Agreement.

           (b) Bids. When solicited for quotes on product pricing related to Government orders, Tech Data will quote VENDOR'S Products if the Products meet the bid criteria, price criteria and other criteria of Tech Data, its customers and the Government order.

     2.    Compensation for Services.  In consideration of the services provided
           -------------------------
by Tech Data and the opportunities arising through Tech Data's customers for resale of the Products to the Government, VENDOR shall provide Tech Data with the following:

           (a) Service Discount. An additional discount of 1-3% of the price paid by Tech Data to VENDOR or (over the present discount percentage stated in the Distributor Agreement) for Products sold by Tech Data to its customers for Government orders shown on the Government Point-of-Sale Report shall be paid by VENDOR to Tech Data within 30 days of VENDOR'S receipt of the Government Point-of-Sale Report.

                                                CONFIDENTIAL TREATMENT REQUESTED

           (b) Marketing Development Funds and Co-op. VENDOR shall provide marketing development funds equal to 0 Dollars (or 0 % of sales shown on the Government Point-of-Sale Reports) to Tech Data for use by Tech Date to assist in the development, in conjunction with VENDOR, of the sale of VENDOR'S Products to Tech Data customers for resale to the Government. Such funds shall be made available to Tech Data within 0 days of VENDOR'S receipt of the Government Point of-Sale Report.

     3.    Term.  The term of this Addendum shall commence on the date it is
           ----
executed by an authorized representative of Tech Data and shall expire upon expiration of the Distributor Agreement. Either party may terminate this Addendum for cause by written notice if the other party breaches a material provision of this Addendum and fails to cure such breach with thirty (30) days of receipt of notice of such breach by the non-breaching party. Either party may terminate this Agreement solely for its convenience upon thirty (30) days prior written notice to the other party. Any early termination of this Addendum shall not affect the Distributor Agreement. Termination of this Addendum shall not affect any specific agreement between VENDOR and Tech Data, including, but not limited to any purchase orders or letters of supply or pricing guarantees offered for Tech Data's Resellers and entered into prior to the date of termination. Upon Termination, VENDOR shall pay to Tech Data all amounts due hereunder for government sales shown on the Government Point-of-Sale Reports through the date of termination and honor all guaranteed pricing and guaranteed supply Reseller contract(s), until the expiration of the contract(s), even when early termination of this agreement proceeds the end of such contract(s).

     4.    Terms and Conditions.  The terms and conditions contained in the
           --------------------
Distributor Agreement, as modified by this Addendum, shall apply to this Addendum, as if set out herein in full.

VENDOR                                     TECH DATA CORPORATION

  /S/                                         /S/
-------------------------------------      -------------------------------------
Print Name:  Rick Davitt                   Print Name:  Michael J. Attineta
            -------------------------                  -------------------------

Title: VP Wordwide Sales                   Title: VP of Sales Ops
       ------------------------------             ------------------------------

Date:  10-31-96                            Date: 10-31-96
       ------------------------------      -------------------------------------

                                                CONFIDENTIAL TREATMENT REQUESTED

                                   LANTRONIX

                       Addendum to Distributor Agreement

Any product sold under the Government Sales Addendum and submitted to Lantronix for discount is not eligible for any other promotional rebates, meet-comps, or other price concessions.

Volume of Government Sales Addendum associated sales will count for meeting any targeted volume goals/quotas, any incentive calculation will be based only upon non-Government sales.

                                                CONFIDENTIAL TREATMENT REQUESTED


                        PRICE LIST FOR GOVERNMENT SALES

 PROD_NAME               LIST_PRICE            CUST_PRICE
----------------        ----------------      ----------------
MPS1-T-01                     *                    *                 *%
MPS1-2-01                     *                    *                 *%
LPSI-T-01                     *                    *                 *%
EPS1-01                       *                    *                 *%
EPS2-01                       *                    *                 *%
ETS16UF                       *                    *                 *%
ETS8UF                        *                    *                 *%
EPS4UF                        *                    *                 *%
MSS1-T-01                     *                    *                 *%
LAT-EPSI                      *                    *                 *%
LAT-EPS2                      *                    *                 *%
LAT-EPS4                      *                    *                 *%
LAT-ETS8                      *                    *                 *%
LAT-EPS12                     *                    *                 *%
LAT-ETS16                     *                    *                 *%
LNA6                          *                    *                 *%
LNA2                          *                    *                 *%
LRP6                          *                    *                 *%
LRP2                          *                    *                 *%
LRS16                         *                    *                 *%
LRS2-01                       *                    *                 *%
LRS1-T-01                     *                    *                 *%
F3-LRS2                       *                    *                 *%
F3-LRS16                      *                    *                 *%
LSW8                          *                    *                 *%
LSW-TX                        *                    *                 *%
LSW-FM                        *                    *                 *%
LSW-FS                        *                    *                 *%
LSB4                          *                    *                 *%
LB2                           *                    *                 *%
LFR8                          *                    *                 *%
LTR8                          *                    *                 *%
LTR4                          *                    *                 *%
LTR1                          *                    *                 *%
LTR16T                        *                    *                 *%
LTR8T                         *                    *                 *%

                                                CONFIDENTIAL TREATMENT REQUESTED

 PROD_NAME               LIST_PRICE            CUST_PRICE
----------------        ----------------      ----------------
LMR8TA-01                     *                    *                 *%
LMR9T-01                      *                    *                 *%
LMR8T-2-01                    *                    *                 *%
LMR8T-01                      *                    *                 *%
LMR4TA-01                     *                    *                 *%
LMR5T-01                      *                    *                 *%
LMR4T-2-01                    *                    *                 *%
LMR4T-01                      *                    *                 *%
LTX-T-11                      *                    *                 *%
LTX-TA                        *                    *                 *%
LTX-TA-11                     *                    *                 *%
LTX-2-11                      *                    *                 *%
LTX-2A                        *                    *                 *%
LTX-2A-11                     *                    *                 *%
LTX-5                         *                    *                 *%
LTX-FL-11                     *                    *                 *%
LTX-C-01                      *                    *                 *%
LTX-C2-11                     *                    *                 *%
LTX-C5-01                     *                    *                 *%
LTX-CFL-11                    *                    *                 *%
LPM8-01                       *                    *                 *%
LPM4-FL                       *                    *                 *%
LPM4-T                        *                    *                 *%
LPM4-2                        *                    *                 *%
LPM2-FL                       *                    *                 *%
LPM2-T                        *                    *                 *%
LPM2-2                        *                    *                 *%
500-008                       *                    *                 *%
500-016                       *                    *                 *%
500-017                       *                    *                 *%
500-018                       *                    *                 *%
500-019                       *                    *                 *%
500-023                       *                    *                 *%
MPS1-T-02                     *                    *                 *%
MPSI-2-02                     *                    *                 *%
EPS1-02                       *                    *                 *%
EPS2-02                       *                    *                 *%

                                                CONFIDENTIAL TREATMENT REQUESTED

 PROD_NAME               LIST_PRICE            CUST_PRICE
----------------        ----------------      ----------------

MSS1-T-02                     *                    *                 *%
LRS2-02                       *                    *                 *%
LRS1-T-02                     *                    *                 *%
LMR8TA-02                     *                    *                 *%
LMR9T-02                      *                    *                 *%
LMR8T-2-02                    *                    *                 *%
LMR8T-02                      *                    *                 *%
LMR4TA-02                     *                    *                 *%
LMR5T-02                      *                    *                 *%
LMR4T-2-02                    *                    *                 *%
LMR4T-02                      *                    *                 *%
LPM8-02                       *                    *                 *%
LTX-C-02                      *                    *                 *%
LTX-C2-12                     *                    *                 *%
LTX-C5-02                     *                    *                 *%
LTX-CFL-12                    *                    *                 *%
EPS12U                        *                    *                 *%
EPS12UF                       *                    *                 *%
EPS4U                         *                    *                 *%
ETS16U                        *                    *                 *%
ETS8U                         *                    *                 *%
LSW8-TX-1                     *                    *                 *%
LSWB-TX-2                     *                    *                 *%
LSW8-TXFM                     *                    *                 *%
LSW8-TXFS                     *                    *                 *%
LTX-2                         *                    *                 *%
LTX-FL                        *                    *                 *%
LTX-T                         *                    *                 *%

                                       3